EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the "Agreement"), dated as of Jan 27, 2022, by and between CSP Alpha Holdings Pte Ltd, a private company limited by shares incorporated in Singapore (the "Company", and with its affiliates, the "Company Group"), and Bharat Rao (the "Executive") (the Company and the Executive collectively referred to as the "Parties" or individually referred to as a "Party").

WHEREAS, the Company desires to employ the Executive on the terms and conditions set forth herein and the Executive desires to be employed by the Company on such terms and conditions.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and promises contained herein, the Parties, each intending to be legally bound hereby, agree as follows:

1. **Term**. The Executive's employment under this Agreement shall commence as of Jan 27, 2022 (the "Effective Date") and shall terminate on the earlier of (i) the fourth anniversary of the Effective Date and (ii) the termination of the Executive's employment under this Agreement; provided, however, that the Term of the Executive's employment under this Agreement may be extended for additional periods if and as the Parties so agree. The period from the Effective Date until the termination of the Executive's employment under this Agreement is referred to as the "Term".

2. **Title; Responsibilities; Duties**. During the Term, the Executive shall serve as the **Global Chief Executive Officer** of the Company Group, reporting to the Board of Directors of StarTek Inc. (the "Board"). The Executive shall have the duties, authorities and responsibilities commensurate with the Executive's position hereunder, and such other duties, authorities and responsibilities as the Board may designate from time to time. The Executive shall faithfully and conscientiously perform the duties of his position and diligently observe all his obligations to the Company Group. The Executive shall devote his full business time and efforts, energy and skill to his employment with the Company, and shall apply all his skill and experience to the performance of his duties hereunder and the advancement of the interests of the Company Group. The Executive shall perform his duties hereunder in Singapore or Company offices designated by the Company, except for reasonable travel. Save as disclosed to the Board, during the Term, the Executive shall not perform services as an employee, independent contractor, director or consultant of any other organization and shall not assist any other person or organization in competing with the Company Group or in preparing to engage in competition with the business or proposed business of the Company Group without the consent of the Company pursuant to authority granted by a resolution of the Board or otherwise engage in activities that would interfere significantly with his faithful performance of his duties hereunder. During the Term, the Executive shall comply with, and be bound by, the Company Group's operating policies, procedures, employment policies, and practices in effect from time to time.

3. **Compensation**. Subject to the provisions of this Agreement, the Company shall pay and provide the following compensation and other benefits to the Executive during the Term as compensation for services rendered hereunder:

a. Base Salary. The Company shall pay to the Executive an annual salary (the "Base Salary") at the rate of USD 600,000 payable pursuant to the Company's regular payroll policy and timing, but not less frequently than monthly.

b. Annual Bonus. For each calendar year during the Term, the Executive shall be eligible to participate in the Company Group's annual incentive bonus plan with a target bonus of 100% of the Base Salary (the "Target Bonus"). The actual annual bonus amount paid (the "Annual Bonus") will be determined in the sole and absolute discretion of the Board or an authorized committee thereof based on pre-established performance measures determined by the Board or an authorized committee thereof, up to a maximum Annual Bonus of 125% of the Target Bonus. The Annual Bonus will be subject to the terms and conditions of any applicable bonus or incentive compensation plan that the Company adopts. Nothing hereunder is a promise, and nothing

hereunder shall be construed or interpreted, as a guarantee for the Executive to receive any particular annual bonus or annual incentive compensation. The Annual Bonus will be paid in the calendar year following the year with respect to which the performance of the Annual Bonus relates at the same time as bonuses are payable to other employees pursuant to the terms of the Company's annual incentive bonus plan, but in all events prior to March 15 of such calendar year. Notwithstanding anything to the contrary in this Section 3(b), for the 2022 calendar year, the Executive shall be entitled to an Annual Bonus equal to not less than 100% of the Target Bonus.

c. Business Expenses. The Company shall, upon submission and approval of written statements and bills in accordance with the Company's business expense reimbursement policies, pay or reimburse the Executive for any and all necessary, customary and usual expenses incurred by the Executive in fulfillment of his duties hereunder for or on behalf of the Company Group in the normal course of business, as determined to be appropriate by the Company. It is the responsibility of the Executive to review and comply with the Company's business expense reimbursement policies. Except as otherwise expressly provided herein, the amount of any such expenses eligible for reimbursement, or the provision of any in-kind benefit, in one calendar year will not affect amounts reimbursable or provided in any subsequent calendar year, in no event will any expenses be reimbursed after the last day of the calendar year following the calendar year in which the Executive incurred the expense, and in no event will any right to reimbursement or the provision of any in-kind benefit be subject to liquidation or exchange for another benefit.

d. Central Provident Fund. Where applicable, the Company will additionally pay the employer's contributions to the Central Provident Fund Board in accordance with the applicable Singapore laws and regulations.

4. **Employee Benefits; Vacation**. During the Term, the Executive shall be eligible to participate in the employee benefit plans and programs maintained, or established, by the Company Group including, but not limited to, paid time off and other benefits made available generally to executives of the Company Group, subject to eligibility requirements and the applicable terms and conditions of the plan or program in question and the determination of any committee administering such plan or program. The Executive shall be entitled to three weeks of vacation each calendar year during the Term. The Executive shall receive leave benefits in accordance with applicable law.

5. **Initial Equity Grant**.

a. Contingent upon the commencement of the Executive's employment hereunder on the Effective Date, within thirty days of the Effective Date, the Company, subject to the terms of this Section 5 and Section 7, shall grant the Executive an equity award (the "Initial Equity Award") in the form of non-qualified stock options with respect to 350,000 shares of StarTek Inc.'s common stock, and a further equity award ("Second Equity Award") in the form of non-qualified stock options with respect to 200,000 shares of StarTek Inc.'s common stock, with each option having a strike price equal to $5.75 per option (unless the market price of one share of Company stock on the date of grant is greater than $5.75, in which case each option shall have a strike price equal to the market price of one share of Company stock on the date of grant and the Executive will be eligible to receive an award of Company restricted stock units with the same vesting terms as the Initial Equity Award and with a grant date fair value equal to the difference between the strike price and $5.75 multiplied by 550,000 as determined by the Company). The equity Award will be subject to vesting in equal quarterly installments occurring on the last day of the applicable quarter over the four years following the Effective Date, subject to the Executive's continued employment with the Company on each applicable vesting date.

b. The Initial Equity Award and the Second Equity Award will be subject to Board approval and the terms of the StarTek, Inc. 2008 Equity Incentive Plan, as amended and restated from time to time (the "Equity Plan"). The Initial Equity Award and Second Equity Award will be subject to the terms of an award agreement between the Executive and StarTek Inc. The grant of the Initial Equity Award and Second Equity Award are expressly contingent on receipt by the Company of a fully executed award agreement, an execution copy of which will be separately provided to the

Executive promptly following Board approval of the grant, and which must be signed by the Executive to be effective.

c. Upon the termination of the Executive's employment hereunder for any reason, then any portion of the Initial Equity Award and Second Equity Award that is unvested as of the date of such termination will be forfeited by the Executive and terminate immediately and be of no further force or effect.

6. **Termination of Employment**.

a. "Cause" means: (i) the Executive's material misconduct with respect to any material aspect of the business of the Company; (ii) the Executive's conviction of, or pleading of guilty or nolo contendere to, a felony or any crime involving moral turpitude; (iii) the Executive's performance of any material act of theft, fraud or malfeasance in connection with the performance of the Executive's duties to the Company; (iv) a material breach by the Executive of this Agreement or a material violation by the Executive of the Company's code of conduct or other material policy; (v) the Executive's failure to obey the lawful orders of the Board; or (vi) the Executive's commission of any act of dishonesty or moral turpitude that is, or is reasonably likely to be, materially detrimental to the Company, provided, however, that the Executive will not be deemed to have been terminated for Cause in the case of clauses (iv) or (v) if such breach or failure, to the extent capable of cure, is cured prior to the expiration of the ten-day period following delivery to the Executive of the Company's written notice of its intention to terminate the Executive's employment for Cause.

b. The Executive's employment with the Company will be on an "at will" basis, meaning that either the Executive or the Company may terminate the Executive's employment at any time and for any reason or no reason without further obligation or liability, except to the extent required by law with respect to final payment of accrued wages; provided that, unless otherwise provided herein, each Party will be required to give the other Party at least six months' advance written notice of any termination of the employment relationship (the "Termination Notice"). The six-month period following the delivery of the Termination Notice is referred to herein as the "Notice Period". Notwithstanding anything herein to the contrary, the Company may terminate the Executive's employment immediately; provided, however, that in the event of such termination, the Executive shall be entitled, subject to the Executive's execution and non-revocation of a general release of claims in a form acceptable to the Company, to (i) payment of the Annual Bonus for any calendar year completed prior to the date of the Termination Notice that has not yet been paid as of the date of termination of employment, (ii) for the remainder of the Notice Period (A) payment of the Base Salary and (ii) a lump-sum payment equal to 50% of the Target Bonus, payable on the 60th day following the Executive's termination of employment; unless the Executive is terminated with Cause by the Company, in which case the Company may terminate the Executive's employment immediately without payment except for payment of the Accrued Benefits in accordance with applicable law. Further, the Executive's continued employment as well as the Executive's participation in any benefit programs does not assure the Executive of continuing employment with the Company. The Company also reserves the right to modify or amend the terms of its benefit plans at any time for any reason. Upon termination of the Executive's employment, the Executive shall be entitled to the compensation and benefits described in this Section 6 and shall have no further rights to any compensation or any other benefits from the Company Group.

c. "Accrued Benefits" means: (i) any unpaid Base Salary through the date of termination; (ii) reimbursement for any eligible unreimbursed business expenses incurred through the date of termination; and (iii) any accrued but unused vacation time in accordance with Company policy.

7. **Confidential Information**.

a. The Executive shall not, at any time, directly or indirectly, disclose to any person, entity or other organization or appropriate for the Executive's own use or the use of others any Confidential Information, except as otherwise required by applicable law and in accordance with this Section 8. For purposes of this Agreement, "Confidential Information" means information concerning the

business or financial affairs of the Company Group that has not been disclosed publicly by the Company, including the terms and provisions of this Agreement and includes, without limitation, customer lists of the Company Group, its respective trade secrets and technological know-how, information about (or provided by) any customer or supplier or prospective or former customer or supplier that is not widely and publicly known, information concerning the business or financial affairs of the Company Group, including books and records, commitments, procedures, plans and prospectuses, strategies, or current or prospective transactions or business, pricing information and any other "inside information." The above list is not exhaustive, and Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used. In the event the Executive believes he is, or has reason to believe he will be, required by any applicable law, discovery request and/or legal process to disclose any Confidential Information, the Executive shall provide the Company with written notice as provided in Section 15 as soon as practicable and, if possible, given the date of the Executive's receipt of such discovery request and/or legal process, no less than five business days prior to any such disclosure. In such an event, the Executive shall disclose only that portion of the Confidential Information which, based on the advice of the Executive's legal counsel, is legally required to be disclosed and shall exercise reasonable efforts to provide that the receiving party will agree to treat such Confidential Information as confidential to the extent possible (and permitted under applicable law) in respect of the applicable proceeding or process and the Company will be given an opportunity to review the Confidential Information prior to the disclosure thereof, if permitted under applicable law. The Executive's obligations under this Section 8 will not apply to any information that: (i) is available to the general public or is generally available within the relevant business or industry other than as a result of the Executive's violation of this Section 8; (ii) is or becomes available to the Executive from a third-party source provided that such third-party source is not bound by a confidentiality agreement or any other obligation of confidentiality; or (iii) is approved for release by written authorization of the Company.

b. The confidentiality covenants contained in this Section 8 have no temporal, geographical or territorial restriction.

c. The Executive acknowledges that all documents (including computer records, facsimiles and emails) and materials created, received or transmitted in connection with the Executive's employment with the Company Group, or using the facilities of the Company Group, are the property of the Company Group and subject to inspection by the Company at any time. Upon termination of the Executive's employment, the Executive shall promptly supply to the Company all property, keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data and any other tangible product or document that has been produced by, received by or otherwise submitted to the Executive during or, to the extent related to the Executive's employment with the Company Group, prior to the Executive's employment with the Company Group, and any copies thereof in the Executive's (or capable of being reduced to the Executive's) possession. The Executive may retain the Executive's rolodex and similar address books, provided that such items include only contact information.

d. Notwithstanding the foregoing, nothing contained herein is intended to prevent the Executive from disclosing information to the extent required by law or exercising the Executive's rights under Section 16(d).

8. **Restrictive Covenants**. The Executive understands that the nature of the Executive's position gives the Executive access to and knowledge of Confidential Information and places the Executive in a position of trust and confidence with the Company Group. The Executive further understands and acknowledges that the Company's ability to reserve these for the exclusive knowledge and use of the Company Group is of great competitive importance and commercial value to the Company Group, and that improper use or disclosure by the Executive is likely to result in unfair or unlawful competitive activity.

a. Non-Competition. Because of the Company Group's legitimate business interest as described herein and the good and valuable consideration offered to the Executive, during the Term

and the 12-month period beginning on the last day of the Term (together, the "Restricted Period"), the Executive shall not engage in Prohibited Activity within any geography in which the Company Group does business or, to the Executive's knowledge, proposes to do business.

(i) For purposes of this Section 9, "Prohibited Activity" is activity in which the Executive contributes the Executive's knowledge, directly or indirectly, in whole or in part, as an employee, employer, owner, operator, manager, advisor, consultant, agent, employee, partner, director, stockholder, officer, volunteer, intern, or any other similar capacity to an entity engaged in the same or similar business as the Company Group, including those engaged in the business of business process outsourcing services or any other business conducted by the Company Group or, to the Executive's knowledge, proposed to be conducted by the Company Group. Prohibited Activity includes activity that may require or inevitably require disclosure of trade secrets, proprietary information or Confidential Information. Prohibited Activity also includes contacting (including but not limited to e-mail, regular mail, express mail, telephone, fax, and instant message), attempting to contact, or meeting with the Company Group's current, former or prospective customers for purposes of offering or accepting goods or services similar to or competitive with those offered by the Company Group.

(ii) Nothing herein will prohibit the Executive from purchasing or owning less than three percent of the publicly traded securities of any corporation, provided that such ownership represents a passive investment and that the Executive is not a controlling person of, or a member of a group that controls, such corporation.

(iii) This Section 9 does not, in any way, restrict or impede the Executive from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order. The Executive shall promptly provide written notice of any such order to the Company's General Counsel.

b. Non-Solicitation of Customers. During the Restricted Period, the Executive shall not directly or indirectly solicit, attempt to solicit, seek to obtain business from, or in any other way encourage the alteration, limitation or cessation of a business relationship with the Company Group of, any person or entity who is or has been a customer, distributor, licensee or similar business relation of the Company Group as of or within the one year prior to the last day of the Term.

c. Non-Solicitation of Employees. During the Restricted Period, the Executive shall not, except in the furtherance of the Executive's duties hereunder, directly or indirectly solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any employee of the Company Group, or any person who has been an employee of the Company Group within 12 months prior to the last day of the Term. Notwithstanding the foregoing, the provisions of this Section 9 will not be violated by (i) general advertising or solicitation not specifically targeted at Company-related persons or entities or (ii) the Executive's serving as a reference upon request for any employee of the Company Group.

d. Non-Disparagement. The Executive shall not at any time make, publish or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments, or statements concerning the Company Group or its businesses, or any of its employees, officers, and existing and prospective customers, suppliers, investors and other associated third parties. This Section 9(d) does not, in any way, restrict or impede the Executive from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order. The Executive shall promptly provide written notice of any such order to the Company's General Counsel.

e. Acknowledgement. The Executive acknowledges and agrees that the services to be rendered by the Executive to the Company Group are of a special and unique character; that the Executive will obtain knowledge and skill relevant to the Company Group's industry, methods of doing business and marketing strategies by virtue of the Executive's employment; and that the restrictive covenants and other terms and conditions of this Agreement are reasonable and reasonably necessary to protect the legitimate business interests of the Company Group. The Executive further acknowledges that the amount of the Executive's compensation reflects, in part, the Executive's obligations and the Company Group's rights under Section 8, Section 9, and Section 10 of this Agreement; that the Executive has no expectation of any additional compensation, royalties or other payment of any kind not otherwise referenced herein in connection herewith; and that the Executive will not be subject to undue hardship by reason of the Executive's full compliance with the terms and conditions of Section 8, Section 9, and Section 10 of this Agreement or the Company Group's enforcement thereof.

f. Remedies. In the event of a breach or threatened breach by the Executive of Section 8, Section 9, or Section 10 of this Agreement, the Executive hereby consents and agrees that the Company Group will be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief will be in addition to, not in lieu of, legal remedies, monetary damages, or other available forms of relief.

g. Blue Pencil. Notwithstanding anything herein to the contrary, if a court of competent jurisdiction deems the duration or the geographic scope of any of the provisions of Section 9 unenforceable, the other provisions of Section 9 will nevertheless stand and the duration and/or geographic scope set forth herein will be deemed to be the longest period and/or greatest size permissible by law under the circumstances, and the Parties hereto agree that such court will reduce the time period and/or geographic scope to permissible duration or size.

9. **Proprietary Rights**.

a. Work Product. The Executive acknowledges and agrees that all right, title, and interest in and to all writings, works of authorship, technology, inventions, discoveries, processes, techniques, methods, ideas, concepts, research, proposals, materials, and all other work product of any nature whatsoever, that are created, prepared, produced, authored, edited, amended, conceived, or reduced to practice by the Executive individually or jointly with others during the period of the Executive's employment by the Company Group and relate in any way to the business or contemplated business, products, activities, research, or development of the Company Group or result from any work performed by the Executive for the Company Group (in each case, regardless of when or where prepared or whose equipment or other resources are used in preparing the same), all rights and claims related to the foregoing, and all printed, physical and electronic copies, and other tangible embodiments thereof (collectively, "Work Product"), as well as any and all rights in and to all (a) patents, patent disclosures and inventions (whether patentable or not), (b) trademarks, service marks, trade dress, trade names, logos, corporate names, and domain names, and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing, (c) copyrights and copyrightable works (including computer programs), mask works, and rights in data and databases, (d) trade secrets, know-how, and other confidential information, and (e) all other intellectual property rights, in each case whether registered or unregistered and including all registrations and applications for, and renewals and extensions of, such rights, all improvements thereto and all similar or equivalent rights or forms of protection in any part of the world (collectively, "Intellectual Property Rights"), will be the sole and exclusive property of the Company Group.

b. For purposes of this Agreement, Work Product includes, but is not limited to, Company Group information, including plans, publications, research, strategies, techniques, agreements, documents, contracts, terms of agreements, negotiations, know-how, computer programs,

computer applications, software design, web design, work in process, databases, manuals, results, developments, reports, graphics, drawings, sketches, market studies, formulae, notes, communications, algorithms, product plans, product designs, styles, models, audiovisual programs, inventions, unpublished patent applications, original works of authorship, discoveries, experimental processes, experimental results, specifications, customer information, client information, customer lists, client lists, manufacturing information, marketing information, advertising information, and sales information.

c. Work Made for Hire. The Executive acknowledges that, by reason of being employed by the Company Group at the relevant times, all of the Work Product consisting of copyrightable subject matter shall be irrevocably assigned to the Company Group, for no additional consideration, the Executive's entire right, title, and interest in and to all Work Product and Intellectual Property Rights therein, including the right to sue, counterclaim, and recover for all past, present, and future infringement, misappropriation, or dilution thereof, and all rights corresponding thereto throughout the world, and this Agreement shall constitute the written assignment of the same, and prior to such assignment becoming effective, the Executive acknowledges that he shall hold all such Intellectual Property Rights on trust absolutely for the benefit of the Company. Nothing contained in this Agreement will be construed to reduce or limit the Company Group's rights, title, or interest in any Work Product or Intellectual Property Rights so as to be less in any respect than that the Company Group would have had in the absence of this Agreement.

d. Further Assurances; Power of Attorney. During and after the Executive's employment, the Executive shall reasonably cooperate with the Company Group to (a) apply for, obtain, perfect, and transfer to the Company Group the Work Product as well as any and all Intellectual Property Rights in the Work Product in any jurisdiction in the world and (b) maintain, protect and enforce the same, including, without limitation, giving testimony and executing and delivering to the Company Group any and all applications, oaths, declarations, affidavits, waivers, assignments, and other documents and instruments as requested by the Company Group. The Executive hereby irrevocably grants the Company Group power of attorney to execute and deliver any such documents on the Executive's behalf in the Executive's name and to do all other lawfully permitted acts to transfer the Work Product to the Company Group and further the transfer, prosecution, issuance, and maintenance of all Intellectual Property Rights therein, to the full extent permitted by law, if the Executive does not promptly cooperate with the Company Group's request (without limiting the rights the Company Group has in such circumstances by operation of law). The power of attorney is coupled with an interest and will not be affected by the Executive's subsequent incapacity.

e. No License. This Agreement does not, and shall not be construed to, grant the Executive any license or right of any nature with respect to any Work Product or Intellectual Property Rights or any Confidential Information, materials, software, or other tools made available to the Executive by the Company Group.

f. DTSA. Notwithstanding any other provision of this Agreement, the Executive hereby is notified in accordance with the Defend Trade Secrets Act of 2016 of the United States of America that the Executive will not be held criminally or civilly liable under any federal or state trade secret law in the United States of America for the disclosure of a trade secret that is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, in each case solely for the purpose of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. The Executive is further notified that if the Executive files a lawsuit for retaliation by the Company Group for reporting a suspected violation of law, the Executive may disclose the trade secrets of the Company Group to the Executive's attorney and use the trade secret information in the court proceeding if the Executive files any document containing the trade secret under seal and does not disclose the trade secret except pursuant to court order.

10. **No Conflicting Obligations**. The Executive represents to the Company that performance of the Executive's duties to the Company Group hereunder and the terms of this Agreement will not breach any other agreement (written or oral) to which the Executive is a party (including without limitation, with

current or past employers) and that the Executive has not, and will not during the term of the Executive's employment with the Company Group, enter into any oral or written agreement that may result in a conflict of interest or may otherwise be in conflict with any of the provisions of this Agreement or the Company Group's policies. The Executive shall not bring with the Executive to the Company Group, or use or disclose to any person associated with the Company Group, any confidential or proprietary information belonging to any former employer or other person or entity with respect to which the Executive owes an obligation of confidentiality under any agreement or otherwise. The Company Group does not need and will not use such information. The Executive shall comply with any obligations to refrain from soliciting any person employed by or otherwise associated with any former employer. To the extent that the Executive is bound by any such obligations, the Executive shall inform the Company Group's General Counsel.

11. **General Obligations**. As an employee, the Executive shall adhere to the Company Group's standards of professionalism, loyalty, integrity, honesty, reliability and respect for all. The Company is an equal opportunity employer. The Company Group does not permit, and will not tolerate, the unlawful discrimination or harassment of any employees, applicants, consultants, or related third parties on the basis of sex, gender, gender identity, gender expression, sex stereotype, transgender status, race, color, religion or religious creed, age, national origin or ancestry, marital status, military or protected veteran status, immigration status, mental or physical disability or medical condition, genetic information, sexual orientation, pregnancy, childbirth or related medical condition, or any other status protected by applicable law. Any questions regarding this EEO statement should be directed to Human Resources. The Company shall also be required to review, understand, and comply with all other generally applicable employment policies that the Company Group may adopt from time to time.

12. **Termination Obligations**.

a. Upon termination of the Executive's employment with the Company for any reason, the Executive shall resign in writing (or be deemed to have resigned) from all other offices and directorships then held with the Company or any member of the Company Group, unless otherwise agreed with the Company.

b. Following the termination of the Executive's employment with the Company for any reason, the Executive shall reasonably cooperate with the Company Group in all matters relating to the winding up of pending work on behalf of the Company Group and the orderly transfer of duties, responsibilities, and knowledge to such persons as the Company Group may designate. The Executive shall reasonably cooperate in the defense of any action brought by any third party against the Company Group. The Company will pay the Executive for the Executive's time incurred to comply with this provision at a reasonable per diem or per hour rate as to be mutually determined between the Executive and the Company.

13. **Indemnification/Liability Insurance**. The Company shall indemnify the Executive and hold the Executive harmless to the fullest extent permitted by law against and in respect of any and all actions, suits, proceedings, claims, demands, judgments, costs, expenses (including advancement of reasonable attorney's fees), losses, and damages resulting from the Executive's good faith performance of the Executive's duties and obligations with the Company Group. The Company shall cover the Executive under directors' and officers' liability insurance both during and, while potential liability exists, after the Term in the same amount and to the same extent as the Company covers its other officers. The obligations in this Section 14 will survive the termination of the Executive's employment with the Company.

14. **Miscellaneous Terms**.

a. Entire Agreement. This Agreement sets forth the entire terms of the Executive's employment with the Company Group and supersedes any prior representations or agreements, whether written or oral.

b. Verification of Information. The Executive represents that all information provided by the Executive to the Company Group is true and correct to the best of the Executive's knowledge, and the Executive expressly releases the Company Group from any and all liability for damages that

may result from obtaining, furnishing, collecting or verifying such information, as well as from the use of or disclosure of such information by the Company Group or its agents.

c. Permitted Disclosures and Actions. Notwithstanding any other provision of this Agreement to the contrary, nothing in this Agreement prohibits or restricts the Executive or the Company Group from (i) initiating communications directly with, cooperating with, providing relevant information to, or otherwise assisting in an investigation by any governmental, regulatory, or legislative body or any other governmental authority with responsibility for the administration of fair employment practice laws regarding a possible violation of any applicable laws; (ii) responding to any inquiry from any such governmental, regulatory, or legislative body or official or governmental authority; or (iii) participating, cooperating, testifying, or otherwise assisting in any governmental action, investigation, or proceeding relating to a possible violation of any such law, rule or regulation.

d. Recoupment Policy. All incentive compensation provided by the Company Group pursuant to this Agreement or otherwise will be subject to any applicable recoupment or clawback policy that is adopted by the Board or an authorized committee thereof from time to time, subject to applicable law.

e. Withholding. The Company shall be entitled to deduct or withhold such sums from the Base Salary and pay such employee's contributions to the Central Provident Fund Board, as well as such amounts to the Inland Revenue Authority of Singapore and/or such other relevant authorities in accordance with the applicable Singapore laws and regulations.

f. Tax. The Executive shall be responsible for all taxes which may be payable in respect of any remuneration due to him hereunder.

g. Governing Law. This Agreement will be governed by the laws of Singapore, without regard to its conflict of laws provisions. . The Parties hereby irrevocably submit to the exclusive jurisdiction of the courts of Singapore and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue, and each of the Parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement.

h. Amendment. This Agreement may not be modified or amended except by the express written approval of the Board and the Executive.

i. Assignment. This Agreement provides for personal services, and as such will not be assignable by the Executive. This Agreement will be assignable by the Company to any of its affiliates, successors or acquirers of substantially all of its assets without the Executive's consent.

j. Severability. Nothing contained in this Agreement will be construed as requiring the commission of any act contrary to law, and wherever there is any conflict between any provision of this Agreement and any present or future statute, law, ordinance or regulation contrary to which the Parties have no legal right to contract, the latter will prevail, but in such event, any provision of this Agreement thus affected will be curtailed and limited only to the extent necessary to bring it within the requirements of the law. In the event that any part, article, paragraph or clause of this Agreement will be held to be indefinite or invalid, the entire Agreement will not fail on account thereof, and the balance of this Agreement will continue in full force and effect.

k. Captions. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.

l. Waiver. Failure or delay of either Party to insist upon compliance with any provision hereof will not operate as, and is not to be construed as, a waiver or amendment of such provision or the right of the aggrieved Party to insist upon compliance with such provision or to take remedial steps to recover damages or other relief for noncompliance. Any express waiver of any provision of this

Agreement will not operate and is not to be construed as a waiver of any subsequent breach, whether occurring under similar or dissimilar circumstances.

m. Notice. Notices and all other communications provided for in this Agreement will be in writing and will be delivered personally or sent by registered or certified mail, return receipt requested, or by overnight carrier to the Parties at the addresses set forth below (or such other addresses as specified by the Parties by like notice):

If to the Company:

CSP Alpha Holdings Pte Ltd
160 Robinson Road #10-01 Singapore 068914
Attn: Balwant Singh

If to the Executive:

Bharat Rao
11 Nathan Road #05-1 Regency Park Singapore 248732

n. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which will together constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its officer pursuant to the authority of its Board, and the Executive has executed this Agreement, as of the day and year first written above.

CSP Alpha Holdings Pte. Ltd.

By:______________________________

Name: S.M. Gupta
Title: Global Chief People Officer, StarTek Inc.

EXECUTIVE:

____

Name: Bharat Rao

[Signature Page to Employment Agreement]